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               Consent of independent certified public accountants
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                              GUIDA & JIMENEZ, P.A.
                          Certified Public Accountants
                             1308 West Sligh Avenue
                              Tampa, Florida 33604

August 6, 1997

Securities and Exchange Commission Washington, DC 20549

Re:      Prentice Capital, Inc.
         Form S-8

Gentlemen:

In  connection  with the filing of Form S-8,  Registration  Statement  under The
Securities Act of 1933, by Prentice Capital, Inc. and subsidiaries, we hereby consent to the user of our name as independent auditors in our report dated July 3, 1997 accompanying the audited financial statements of Prentice Capital,Inc. as of December 31, 1996 and 1995 for the years then ended.





Very truly yours,

Guida & Jimenez, P.A.